Exhibit 99.1

Chemung Financial Corporation Reports First Quarter 2017 Net Income of $3.0 Million, or $0.62 per Share

ELMIRA, N.Y., April 20, 2017 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income of $3.0 million, or $0.62 per share, for the first quarter of 2017, compared to $2.7 million, or $0.57 per share, for the first quarter of 2016.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“Strong organic growth in our loan portfolio and cost saving measures implemented in 2016 contributed to our strong growth in earnings of ten percent year-over-year.  Our cost savings initiatives reduced our non-interest expense $1.0 million during the period.  We are very encouraged to see our business initiatives translate into higher shareholder returns.”

First Quarter Highlights1

  Loans, net of deferred fees, increased $34.0 million, or 2.8%

  Commercial loans increased $35.5 million, or 4.8%

  Deposits increased $87.9 million, or 6.0%

  Net interest income increased $0.5 million, or 3.6%

  Effective tax rate decreased from 32.7% to 30.0%

  Dividends declared during the quarter were $0.26

  A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for March 31, 2017 versus December 31, 2016.   Income statement comparisons are calculated for the first quarter of 2017 versus prior-year first quarter.

1st Quarter 2017 vs 1st Quarter 2016

Net Interest Income:

Net interest income for the current quarter totaled $13.5 million compared with $13.0 million for the same period in the prior year, an increase of $0.5 million, or 3.6%.  Interest and fees from loans increased $0.3 million and interest from interest-bearing deposits increased $0.1 million when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.45%, compared with 3.47% for the same period in the prior year.  Average interest-earning assets increased $77.8 million compared to the same period in the prior year.  The yield on interest-earning assets decreased six basis points, while the cost of interest-bearing liabilities decreased five basis points compared to the same period in the prior year.  The decline in the yield on interest-earning assets can be mostly attributed to a two basis decline in the yield on loans and seven basis point decline in the yield on investments.

Non-Interest Income:

Non-interest income for the current quarter was $4.8 million compared with $5.6 million for the same period in the prior year, a decrease of $0.8 million, or 13.5%.  The decrease was due primarily to the $0.9 million net gain on security transactions when the Bank sold approximately $14.5 million in U.S. Treasuries during the prior year.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.0 million compared with $14.0 million for the same period in the prior year, a decrease of $1.0 million, or 6.9%.  The decrease was due primarily to decreases of $0.5 million in pension and other employee benefits, $0.3 million in net occupancy expenses, and $0.1 million in data processing expenses.  The decrease in pension and other employee benefits can be attributed to the freezing of accruals for the pension and post-retirement healthcare plans during the fourth quarter of 2016.  The decrease in net occupancy expenses can be attributed to the closure of the branch office at 202 East State Street in Ithaca, NY at the end of May 2016 and the related $0.1 million of additional depreciation expense recognized during the first quarter of 2016.

Income Tax Expense:

The effective tax rate decreased to 30.0% for the current quarter compared with 32.7% for the same period in the prior year.  The decrease in the effective tax rate can be attributed to the formation of Chemung Risk Management, Inc., a captive insurance subsidiary of the Corporation, during the second quarter of 2016 and increasing the utilization of the Bank’s real estate investment trust.

Asset Quality

Non-performing loans totaled $12.9 million at March 31, 2017, or 1.05% of total loans, compared with $12.0 million at December 31, 2016, or 1.00% of total loans.  The increase in non-performing loans at March 31, 2017 was primarily in the commercial mortgage segment, offset by a decrease in the residential mortgage segment.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $13.3 million, or 0.76% of total assets, at March 31, 2017, compared with $12.4 million, or 0.75% of total assets, at December 31, 2016.  The increase in non-performing assets was primarily due to the commercial mortgage segment.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the first quarter of 2017 and 2016 were $1.0 million and $0.6 million, respectively.  The increase in the provision for loan losses can be mostly attributed to an increase in the commercial loan portfolio and additional reserves on problem assets previously identified.  Net charge-offs for the first quarter of 2017 were $0.3 million, consistent with the same period in the prior year.

The allowance for loan losses was $15.0 million as of March 31, 2017 and $14.3 million as of December 31, 2016.  The allowance for loan losses was 115.84% of non-performing loans at March 31, 2017 compared with 118.35% at December 31, 2016.  The ratio of the allowance for loan losses to total loans was 1.21% at March 31, 2017 compared with 1.19% at December 31, 2016.

Balance Sheet Activity

Assets totaled $1.736 billion at March 31, 2017 compared with $1.657 billion at December 31, 2016, an increase of $78.8 million, or 4.8%.  The growth was due primarily to increases of $51.5 million in cash and cash equivalents and $34.0 million in the loan portfolio, offset by a decrease of $2.2 million in investment securities.

The increase in cash and cash equivalents can be attributed to an increase in deposits, offset by an increase in total loans.  The increase in total loans can be mostly attributed to increases of $34.3 million in commercial mortgages and $1.2 million in commercial and agriculture loans, offset by a decrease of $1.3 million in indirect consumer loans.  The decrease in investment securities can be mostly attributed to maturities and calls, offset by additional purchases and a decline in unrealized losses.

Deposits totaled $1.544 billion at March 31, 2017 compared with $1.456 billion at December 31, 2016, an increase of $87.9 million, or 6.0%.  The growth was attributable to increases of $14.3 million in non-interest bearing demand deposits, $18.0 million in interest-bearing demand deposits, $48.6 million in money market accounts, and $10.5 million in savings deposits.  Partially offsetting the increases noted above was a decrease of $3.5 million in time deposits.  The changes in money market accounts and demand deposits can be attributed to new municipal clients, along with the seasonal inflow of deposits from existing municipal clients.

Total equity was $148.3 million at March 31, 2017 compared with $143.7 million at December 31, 2016, an increase of $4.4 million, or 3.1%.  The increase was primarily due to earnings of $3.0 million, a reduction of $0.5 million in treasury stock, and a decrease of $2.0 million in accumulated other comprehensive loss, mostly attributable to the increase in the fair market value of the securities portfolio, offset by $1.2 million in dividends declared during the year.

The total equity to total assets ratio was 8.54% at March 31, 2017 compared with 8.67% at December 31, 2016.  The tangible equity to tangible assets ratio was 7.23% at March 31, 2017 compared with 7.29% at December 31, 2016.  Book value per share increased to $30.92 at March 31, 2017 from $30.07 at December 31, 2016.  As of March 31, 2017, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.803 billion at March 31, 2017, including $327.5 million of assets under management or administration for the Corporation, compared to $1.721 billion at December 31, 2016, including $294.9 million of assets under management or administration for the Corporation, an increase of $81.6 million, or 4.7%.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.7 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2017	2016	2016	2016	2016
ASSETS
Cash and due from financial institutions	$26,275	$28,205	$35,345	$27,233	$26,471
Interest-bearing deposits in other financial institutions	99,410	45,957	100,159	80,121	29,388
Total cash and cash equivalents	125,685	74,162	135,504	107,354	55,859

Trading assets, at fair value	826	774	720	767	734

Securities available for sale	302,581	303,402	303,259	300,277	324,484
Securities held to maturity	3,721	4,705	4,504	3,518	4,577
FHLB and FRB stocks, at cost	3,597	4,041	4,491	4,491	4,179
Total investment securities	309,899	312,148	312,254	308,286	333,240

Commercial	780,687	745,216	759,675	742,874	725,596
Mortgage	198,020	198,492	197,665	196,200	196,751
Consumer	255,544	256,582	259,226	262,082	264,546
Loans, net of deferred loan fees	1,234,251	1,200,290	1,216,566	1,201,156	1,186,893
Allowance for loan losses	(14,960)	(14,253)	(15,325)	(14,668)	(14,527)
Loans, net	1,219,291	1,186,037	1,201,241	1,186,488	1,172,366

Loans held for sale	20	412	119	809	593
Premises and equipment, net	28,206	28,923	29,084	29,706	28,620
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	2,719	2,945	3,183	3,428	3,673
Accrued interest receivable and other assets	27,630	29,954	24,936	25,270	26,317
Total assets	$1,736,100	$1,657,179	$1,728,865	$1,683,932	$1,643,226

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$432,062	$417,812	$424,243	$408,846	$393,121
Interest-bearing demand deposits	154,848	136,826	149,527	126,305	141,457
Money market accounts	597,547	548,963	579,211	562,028	527,578
Savings deposits	219,180	208,636	207,544	212,086	208,555
Time deposits	140,614	144,106	148,419	158,655	163,541
Total deposits	1,544,251	1,456,343	1,508,944	1,467,920	1,434,252

Securities sold under agreements to repurchase	15,215	27,606	30,002	28,778	28,825
FHLB advances and other debt	9,065	13,815	23,893	23,970	22,012
Accrued interest payable and other liabilities	19,312	15,667	21,214	19,855	17,091
Total liabilities	1,587,843	1,513,431	1,584,053	1,540,523	1,502,180

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,901	45,603	45,724	45,639	45,652
Retained earnings	125,860	124,111	122,382	120,860	120,460
Treasury stock, at cost	(14,801)	(15,265)	(15,542)	(15,608)	(15,781)
Accumulated other comprehensive (loss)	(8,756)	(10,754)	(7,805)	(7,535)	(9,338)
Total shareholders' equity	148,257	143,748	144,812	143,409	141,046
Total liabilities and shareholders' equity	$1,736,100	$1,657,179	$1,728,865	$1,683,932	$1,643,226

Period-end shares outstanding	4,794	4,781	4,768	4,762	4,759

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March 31,		Percent
(in thousands, except per share data)	2017	2016	Change
Interest and dividend income:
Loans, including fees	$12,499	$12,246	2.1
Taxable securities	1,422	1,437	(1.0)
Tax exempt securities	238	254	(6.3)
Interest-bearing deposits	155	12	1191.7
Total interest and dividend income	14,314	13,949	2.6

Interest expense:
Deposits	538	507	6.1
Securities sold under agreements to repurchase	193	211	(8.5)
Borrowed funds	89	206	(56.8)
Total interest expense	820	924	(11.3)

Net interest income	13,494	13,025	3.6
Provision for loan losses	1,040	595	74.8
Net interest income after provision for loan losses	12,454	12,430	0.2

Non-interest income:
Wealth management group fee income	2,109	2,012	4.8
Service charges on deposit accounts	1,184	1,135	4.3
Interchange revenue from debit card transactions	920	893	3.0
Net gains on securities transactions	-	908	(100.0)
Net gains on sales of loans held for sale	69	61	13.1
Net gains (losses) on sales of other real estate owned	17	(5)	N/M
Income from bank owned life insurance	17	18	(5.6)
Other	531	579	(8.3)
Total non-interest income	4,847	5,601	(13.5)

Non-interest expense:
Salaries and wages	5,275	5,183	1.8
Pension and other employee benefits	1,218	1,675	(27.3)
Net occupancy	1,606	1,906	(15.7)
Furniture and equipment	682	772	(11.7)
Data processing	1,604	1,714	(6.4)
Professional services	300	341	(12.0)
Amortization of intangible assets	226	258	(12.4)
Marketing and advertising	249	222	12.2
Other real estate owned expense	19	52	(63.5)
FDIC insurance	325	294	10.5
Loan expense	116	112	3.6
Other	1,425	1,479	(3.7)
Total non-interest expense	13,045	14,008	(6.9)

Income before income tax expense	4,256	4,023	5.8
Income tax expense	1,277	1,316	(3.0)
Net income	$2,979	$2,707	10.0

Basic and diluted earnings per share	$0.62	$0.57
Cash dividends declared per share	0.26	0.26
Average basic and diluted shares outstanding	4,790	4,750

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, per share data)	2017	2016	2016	2016	2016
RESULTS OF OPERATIONS
Interest income	$14,314	$14,269	$14,025	$13,925	$13,949
Interest expense	820	973	985	957	924
Net interest income	13,494	13,296	13,040	12,968	13,025
Provision for loan losses	1,040	404	1,050	388	595
Net interest income after provision for loan losses	12,454	12,892	11,990	12,580	12,430
Non-interest income	4,847	4,897	5,435	5,216	5,601
Non-interest expense	13,045	13,561	13,471	15,570	14,008
Income before income tax expense	4,256	4,228	3,954	2,226	4,023
Income tax expense	1,277	1,274	1,209	605	1,316
Net income	$2,979	$2,954	$2,745	$1,621	$2,707

Basic and diluted earnings per share	$0.62	$0.62	$0.58	$0.34	$0.57
Average basic and diluted shares outstanding	4,790	4,773	4,765	4,760	4,750

PERFORMANCE RATIOS
Return on average assets	0.71%	0.69%	0.65%	0.39%	0.67%
Return on average equity	8.24%	8.20%	7.55%	4.57%	7.73%
Return on average tangible equity (a)	9.90%	9.92%	9.14%	5.55%	9.45%
Efficiency ratio (a) (b)	69.25%	72.63%	71.28%	77.00%	76.89%
Non-interest expense to average assets	3.12%	3.18%	3.20%	3.75%	3.48%
Loans to deposits	79.93%	82.42%	80.62%	81.83%	82.75%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.19%	4.16%	4.16%	4.17%	4.21%
Yield on investments	2.00%	1.75%	1.73%	1.81%	2.07%
Yield on interest-earning assets	3.66%	3.57%	3.58%	3.60%	3.72%
Cost of interest-bearing deposits	0.20%	0.21%	0.21%	0.21%	0.20%
Cost of borrowings	3.04%	3.13%	3.15%	3.16%	2.66%
Cost of interest-bearing liabilities	0.30%	0.35%	0.36%	0.35%	0.35%
Interest rate spread	3.36%	3.22%	3.22%	3.25%	3.37%
Net interest margin, fully taxable equivalent	3.45%	3.33%	3.33%	3.36%	3.47%

CAPITAL
Total equity to total assets at end of period	8.54%	8.67%	8.38%	8.52%	8.58%
Tangible equity to tangible assets at end of period (a)	7.23%	7.29%	7.03%	7.12%	7.14%

Book value per share	$30.93	$30.07	$30.37	$30.12	$29.64
Tangible book value per share	25.81	24.89	25.13	24.81	24.28
Period-end market value per share	39.50	36.35	28.99	29.35	26.35
Dividends declared per share	0.26	0.26	0.26	0.26	0.26

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,215,445	$1,210,922	$1,199,367	$1,192,786	$1,175,051
Earning assets	1,605,460	1,607,287	1,577,348	1,573,306	1,527,656
Total assets	1,694,199	1,699,059	1,674,492	1,669,654	1,620,547
Deposits	1,495,724	1,483,348	1,456,622	1,457,173	1,404,487
Total equity	146,642	143,388	144,631	142,746	140,864
Tangible equity (a)	121,988	118,502	119,504	117,374	115,240

ASSET QUALITY
Net charge-offs	$333	$1,476	$393	$247	$328
Non-performing loans (d)	12,914	12,043	12,903	12,429	12,774
Non-performing assets (e)	13,251	12,431	13,270	12,822	14,416
Allowance for loan losses	14,960	14,253	15,325	14,668	14,527

Annualized net charge-offs to average loans	0.11%	0.48%	0.13%	0.08%	0.11%
Non-performing loans to total loans	1.05%	1.00%	1.06%	1.03%	1.08%
Non-performing assets to total assets	0.76%	0.75%	0.77%	0.76%	0.88%
Allowance for loan losses to total loans	1.21%	1.19%	1.26%	1.22%	1.22%
Allowance for loan losses to non-performing loans	115.84%	118.35%	118.77%	118.01%	113.72%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	QTD - March 31, 2017			QTD - March 31, 2016			QTD - Mar. 31, 2017 vs. Mar. 31, 2016
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Earning assets:
Commercial loans	$761,216	$8,030	4.28%	$709,541	$7,758	4.40%	$272	$504	$(232)
Mortgage loans	198,373	1,887	3.86%	196,600	1,940	3.97%	(53)	13	(66)
Consumer loans	255,856	2,642	4.19%	268,911	2,598	3.89%	44	(137)	181
Taxable securities	272,580	1,424	2.12%	294,319	1,438	1.97%	(14)	(114)	100
Tax-exempt securities	44,757	345	3.13%	48,138	367	3.07%	(22)	(28)	6
Interest-bearing deposits	72,678	155	0.86%	10,147	12	0.48%	143	128	15
Total earning assets	1,605,460	14,483	3.66%	1,527,656	14,113	3.72%	370	366	4

Non-earnings assets:
Cash and due from banks	25,885			26,676
Premises and equipment, net	28,655			29,199
Other assets	53,954			48,846
Allowance for loan losses	(14,349)			(14,346)
AFS valuation allowance	(5,406)			2,516
Total assets	$1,694,199			$1,620,547

Interest-bearing liabilities:
Interest-bearing checking	$152,954	36	0.10%	$142,117	40	0.11%	(4)	2	(6)
Savings and money market	783,330	375	0.19%	704,587	317	0.18%	58	39	19
Time deposits	141,250	127	0.36%	164,580	150	0.37%	(23)	(19)	(4)
FHLB advances and repos	37,666	282	3.04%	63,092	417	2.66%	(135)	(187)	52
Total int.-bearing liabilities	1,115,200	820	0.30%	1,074,376	924	0.35%	(104)	(165)	61

Non-interest-bearing liabilities:
Demand deposits	418,190			393,202
Other liabilities	14,167			12,105
Total liabilities	1,547,557			1,479,683
Shareholders' equity	146,642			140,864
Total liabilities and shareholders' equity	$1,694,199			$1,620,547

Fully taxable equivalent net interest income		13,663			13,189		$474	$531	$(57)
Net interest rate spread (1)			3.36%			3.37%
Net interest margin, fully taxable equivalent (2)			3.45%			3.47%
Taxable equivalent adjustment		(169)			(164)
Net interest income		$13,494			$13,025

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitates a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share data)	2017	2016	2016	2016	2016
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$13,494	$13,296	$13,040	$12,968	$13,025
Fully taxable equivalent adjustment	169	154	154	159	164
Fully taxable equivalent net interest income (non-GAAP)	$13,663	$13,450	$13,194	$13,127	$13,189

Non-interest income (GAAP)	$4,847	$4,897	$5,435	$5,216	$5,601
Less: net (gains) losses on security transactions	-	(4)	(75)	-	(908)
Adjusted non-interest income (non-GAAP)	$4,847	$4,893	$5,360	$5,216	$4,693

Non-interest expense (GAAP)	$13,045	$13,561	$13,471	$15,570	$14,008
Less: amortization of intangible assets	(226)	(238)	(245)	(245)	(258)
Less: legal reserve	-	-	-	(1,200)	-
Adjusted non-interest expense (non-GAAP)	$12,819	$13,323	$13,226	$14,125	$13,750

Average interest-earning assets (GAAP)	$1,605,460	$1,607,287	$1,577,348	$1,573,306	$1,527,656

Net interest margin - fully taxable equivalent (non-GAAP)	3.45%	3.33%	3.33%	3.36%	3.47%
Efficiency ratio (non-GAAP)	69.25%	72.63%	71.28%	77.00%	76.89%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share and ratio data)	2017	2016	2016	2016	2016
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$148,257	$143,748	$144,812	$143,409	$141,046
Less: intangible assets	(24,543)	(24,769)	(25,007)	(25,252)	(25,497)
Tangible equity (non-GAAP)	$123,714	$118,979	$119,805	$118,157	$115,549

Total assets (GAAP)	$1,736,100	$1,657,179	$1,728,865	$1,683,932	$1,643,226
Less: intangible assets	(24,543)	(24,769)	(25,007)	(25,252)	(25,497)
Tangible assets (non-GAAP)	$1,711,557	$1,632,410	$1,703,858	$1,658,680	$1,617,729

Total equity to total assets at end of period (GAAP)	8.54%	8.67%	8.38%	8.52%	8.58%
Book value per share (GAAP)	$30.93	$30.07	$30.37	$30.12	$29.64

Tangible equity to tangible assets at
end of period (non-GAAP)	7.23%	7.29%	7.03%	7.12%	7.14%
Tangible book value per share (non-GAAP)	$25.81	$24.89	$25.13	$24.81	$24.28

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except ratio data)	2017	2016	2016	2016	2016
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$146,642	$143,388	$144,631	$142,746	$140,864
Less: average intangible assets	(24,654)	(24,886)	(25,127)	(25,372)	(25,624)
Average tangible equity (non-GAAP)	$121,988	$118,502	$119,504	$117,374	$115,240

Return on average equity (GAAP)	8.24%	8.20%	7.55%	4.57%	7.73%
Return on average tangible equity (non-GAAP)	9.90%	9.92%	9.14%	5.55%	9.45%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share and ratio data)	2017	2016	2016	2016	2016
NON-GAAP NET INCOME
Reported net income (GAAP)	$2,979	$2,954	$2,745	$1,621	$2,707
Net (gains) losses on security transactions (net of tax)	-	(2)	(47)	-	(565)
Legal reserve (net of tax)	-	-	-	747	-
Non-GAAP net income	$2,979	$2,952	$2,698	$2,368	$2,142

Average basic and diluted shares outstanding	4,790	4,773	4,765	4,760	4,750

Reported basic and diluted earnings per share (GAAP)	$0.62	$0.62	$0.58	$0.34	$0.57
Reported return on average assets (GAAP)	0.71%	0.69%	0.65%	0.39%	0.67%
Reported return on average equity (GAAP)	8.24%	8.20%	7.55%	4.57%	7.73%

Core basic and diluted earnings per share (non-GAAP)	$0.62	$0.62	$0.57	$0.50	$0.45
Core return on average assets (non-GAAP)	0.71%	0.69%	0.64%	0.57%	0.53%
Core return on average equity (non-GAAP)	8.24%	8.19%	7.42%	6.67%	6.12%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2016 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714